United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: May 14, 2014
Commission File Number 1-7107
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LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
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DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)
414 Union Street, Suite 2000, Nashville, TN 37219
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 986-5600
 __________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

å	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

å	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

å	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

å	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement
On May 14, 2014, Louisiana-Pacific Corporation (“LP”) and Ainsworth Lumber Co. Ltd. (“Ainsworth”) announced the mutual termination of their Arrangement Agreement (the “Arrangement Agreement”), dated September 4, 2014, which had provided for an arrangement under British Columbia law whereby a wholly owned subsidiary of the Company would have acquired all of the outstanding shares of Ainsworth capital stock on the terms and subject to the conditions set forth therein (the “Transaction”). The termination followed the determination by LP and Ainsworth that the regulatory approvals required to complete the Transaction could not be obtained without divestitures significantly beyond those contemplated in the Arrangement Agreement without engaging in lengthy and expensive litigation with the regulatory authorities in the U.S. and Canada. The termination did not result in any termination fee being payable by either LP or Ainsworth.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ SALLIE B. BAILEY
Sallie B. Bailey
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)
Date: May 15, 2014